Delek Logistics Partners, LP Reports Fourth Quarter and Full-Year 2014 Results

•	Fourth quarter EBITDA increased 56 percent year-over-year to $26.1 million

•	New Paline Pipeline agreements expected to add $13.6 million of annual distributable cash flow

•	Acquired logistics assets in Texas and Arkansas during the quarter

•	Strong performance continues to support 15 percent annual distribution growth

BRENTWOOD, Tenn., Feb. 23, 2015 (BUSINESS WIRE) -- Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") today announced its financial results for the fourth quarter 2014. For the three months ended December 31, 2014, Delek Logistics reported net income attributable to all partners of $20.5 million, or $0.80 per diluted limited partner unit. This compares to net income attributable to all partners of $11.3 million, or $0.46 per diluted limited partner unit in the fourth quarter 2013. Distributable cash flow was $21.8 million in the fourth quarter 2014, compared to $13.3 million in the prior-year period.

For 2014, net income attributable to all partners was $72.0 million, or $2.85 per diluted limited partner unit. This compares to net income attributable to all partners of $47.8 million, or $1.93 per diluted limited partner unit for 2013. Distributable cash flow increased to $80.3 million in 2014 from $52.9 million in 2013, while earnings before interest, taxes, depreciation and amortization, (“EBITDA”) increased to $95.4 million in 2014 from $63.8 million in 2013.

Uzi Yemin, Chairman and Chief Executive Officer of Delek Logistics' general partner, remarked: “We had a strong fourth quarter with a 64 percent increase in our distributable cash flow on a year-over-year basis and a distributable cash flow coverage ratio of 1.7 times. This improved performance was due to a combination of higher margins in the west Texas wholesale business, increased volumes across our systems and acquisitions completed over the past year. In addition, during the fourth quarter we completed new agreements for the Paline Pipeline, amended our credit facility that improved our financial flexibility and acquired several strategic assets in Texas and Arkansas."

Yemin continued, "We expect to purchase identified drop-down assets from Delek US by the end of March. These acquisitions, combined with our accomplishments in the fourth quarter, should move us closer to meeting our previously discussed goal from the second quarter to add approximately $25 million to $35 million of annual incremental EBITDA to our operations by the end of the first quarter 2015. We continue to evaluate strategic initiatives, both organic projects and opportunistic acquisitions, to provide additional growth, and believe that we should have the ability to increase our annual distributions by at least 15 percent going forward."

Distribution and Liquidity

On January 27, 2015, Delek Logistics declared a quarterly cash distribution for the fourth quarter of approximately $13.1 million, or $0.510 per limited partner unit. This distribution, which is payable on February 13, 2015, equates to $2.04 per limited partner unit on an annualized basis. This represents a 4.1 percent increase from the third quarter 2014 distribution of $0.490 per limited partner unit, or $1.96 per limited partner unit on an annualized basis, and a 22.9 percent increase over Delek Logistics’ fourth quarter 2013 distribution of $0.415 per limited partner unit, or $1.66 per limited partner unit annualized.

As of December 31, 2014, Delek Logistics had a cash balance of approximately $1.9 million and total debt was $251.8 million. Availability under the $700.0 million credit facility was $440.8 million. On December 30, 2014, Delek Logistics entered into an amendment and restatement of its revolving credit facility which increased lender commitments to $700 million from $400 million to support the future growth of its business. While the majority of the terms and conditions of the amended and restated credit facility are substantially unchanged from the predecessor facility, among other changes, adjustments were made to increase the initial maximum leverage ratio, as defined in the credit agreement, to 4.25 times from 4.00 times.

Financial Results

Results in the fourth quarter 2014 compared to the prior year period benefited from the acquisition of the El Dorado tank farm and product terminal in February 2014. For accounting purposes, the expenses from operations prior to that acquisition are attributed to their respective predecessor periods. For purposes of comparison, results discussed in the text of this press release exclude predecessor costs during the respective periods. However, these costs are shown in the financial statements and a reconciliation is provided in the tables attached to this release.

Revenue for the fourth quarter 2014 was $173.3 million and contribution margin was $29.3 million, which compares to revenue of $223.1 million and a contribution margin of $18.6 million in the fourth quarter 2013. Total operating expenses were $9.7 million compared to $7.2 million in the fourth quarter 2013. Operating expenses increased year-over-year primarily due to maintenance expense and outside services. General and administrative expenses were $3.3 million for the fourth quarter 2014 compared to $1.7 million in the prior-year period. This increase in general and administrative expenses was primarily due to professional fees related to acquisitions. For the fourth quarter 2014, earnings before interest, taxes, depreciation and amortization, (“EBITDA”) was $26.1 million, compared to $16.7 million in the prior year period.

Wholesale Marketing and Terminalling Segment

Contribution margin for the Wholesale Marketing and Terminalling segment was $15.2 million in the fourth quarter 2014, compared to $6.8 million in the fourth quarter 2013.

In west Texas, throughput was 15,441 barrels per day compared to 18,009 barrels per day in the fourth quarter 2013. While volume was lower on a year-over-year basis, the wholesale gross margin per barrel in west Texas increased to $6.36 and included approximately $1.2 million, or $1.70 per barrel from renewable identification numbers (RINs) generated in the quarter. During the fourth quarter 2013, the wholesale gross margin per barrel was $1.24 and included $0.7 million from RINs, or $0.43 per barrel. During the fourth quarter 2014, the gross margin per barrel increased as the local market sales price in west Texas did not decline as quickly as the Gulf Coast light product prices.

The El Dorado, Arkansas terminal purchased in February 2014 also contributed to the increase in contribution margin in the fourth quarter 2014 compared to the prior year period. Terminalling throughput volume of 100,396 barrels per day during the quarter increased on a year-over-year basis from 69,994 barrels per day in the fourth quarter 2013. During the fourth quarter 2014, volume under the east Texas marketing agreement with Delek US was 62,172 barrels per day compared to 55,279 barrels per day during the fourth quarter 2013.

Pipelines and Transportation Segment

The Pipeline and Transportation segment's fourth quarter 2014 contribution margin of $14.1 million improved from $11.8 million in the fourth quarter 2013. This increase is primarily attributed to storage fees associated with the El Dorado tank farm purchased in February 2014. In addition, higher volumes on the SALA gathering system and Lion Pipeline system improved segment performance on a year-over-year basis.

Volumes on the Lion Pipeline System were higher on a year-over-year basis as Delek US' El Dorado refinery increased throughput following the turnaround that it completed during the first quarter 2014. Crude oil (non-gathered) transported on the Lion Pipeline system increased to 50,303 barrels per day in the fourth quarter 2014 from 44,096 barrels per day in the prior-year period.

Future Asset Drop Downs

Delek Logistics expects to purchase two identified drop down assets from Delek US by the end of the first quarter 2015. These assets consist of a 300,000 barrel crude oil storage tank located at Delek US' Tyler, Texas refinery and two rail offloading racks located at Delek US' El Dorado refinery. The expected EBITDA from the combination of these assets is $5 million to $10 million on an annual basis.

Paline Pipeline

Under the new Paline Pipeline agreements executed in the fourth quarter, two third parties will each pay a fixed monthly fee allowing them to use their respective capacities on this pipeline, which account for a combined 35,000 barrels per day. The initial term of these agreements is for 18 months beginning January 1, 2015. As a result, incremental annual distributable cash flow from this pipeline should be increased by approximately $13.6 million and revenue per barrel should be effectively increased by approximately $1.00 compared to 2014.

Recent Acquisitions

On December 17, 2014, a subsidiary of Delek Logistics purchased the assets of Frank Thompson Transport for approximately $11.5 million in cash. These transportation assets, which primarily consist of approximately 120 trucks and 200 trailers, are expected to contribute approximately $2.4 million of incremental earnings before interest, taxes, depreciation and amortization (“EBITDA”) on an annual basis.

On October 1, 2014 a subsidiary of Delek Logistics purchased a set of logistics assets from affiliates of Magellan Midstream Partners, L.P. for $11.1 million in cash, including $1.1 million of inventory. These assets include a light products terminal in Mount Pleasant, Texas, a light products storage facility in Greenville, Texas, and a pipeline connecting these two locations. By the end of 2015, these assets are expected to achieve annualized earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $1.4 million.

Fourth Quarter 2014 Results | Conference Call Information

Delek Logistics will hold a conference call to discuss its fourth quarter 2014 results on February 24, 2015 at 7:30 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekLogistics.com. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through May 24, 2015 by dialing (855) 859-2056, passcode 70265546. An archived version of the replay will also be available at www.DelekLogistics.com for 90 days.

Investors may also wish to listen to Delek US’ (NYSE: DK) fourth quarter 2014 earnings conference call on February 24, 2015 at 8:30 a.m. Central Time and review Delek US’ earnings press release. Market trends and information disclosed by Delek US may be relevant to Delek Logistics, as it is a consolidated subsidiary of Delek US. Investors can find information related to Delek US and the timing of its earnings release online by going to www.DelekUS.com.

About Delek Logistics Partners, LP

Delek Logistics Partners, LP, headquartered in Brentwood, Tennessee, was formed by Delek US Holdings, Inc. (NYSE: DK) to own, operate, acquire and construct crude oil and refined products logistics and marketing assets.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if,” “expect” or similar expressions, as well as statements in the future tense, and can be impacted by numerous factors, including the fact that a substantial majority of Delek Logistics' contribution margin is derived from Delek US Holdings, thereby subjecting us to Delek US Holdings' business risks; risks relating to the securities markets generally; risks relating to the age of our assets and operational hazards of our assets including, without limitation, releases, spills and other hazards inherent in transporting and storing crude oil and intermediate and finished petroleum products; the impact of adverse market conditions affecting the business of Delek Logistics; adverse changes in laws including with respect to tax and regulatory matters and other risks as disclosed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other reports and filings with the United States Securities and Exchange Commission. There can be no assurance that actual results will not differ from those expected by management or described in forward-looking statements of Delek Logistics. Delek Logistics undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or which Delek Logistics becomes aware of, after the date hereof.

Factors Affecting Comparability:

The following tables present financial and operational information for the three months and year ended December 31, 2014 and 2013. On July 26, 2013, Delek Logistics acquired from Delek US substantially all of the active storage tanks and the product terminal at Delek US' Tyler, Texas refinery (the "Tyler Assets"). On February 10, 2014, Delek Logistics acquired substantially all of the active storage tanks and product terminal located at Delek US' El Dorado refinery (the "El Dorado Assets"). Both the Tyler Assets and El Dorado Assets were accounted for as transfers between entities under common control. Accordingly, the accompanying financial statements of the Partnership have been retrospectively adjusted to include the historical results of the Tyler Assets and El Dorado Assets. For all periods presented through July 26, 2013, the date of the Tyler Asset acquisition, and February 10, 2014, the acquisition date of the El Dorado Assets, the retrospective adjustments were made to the financial statements. The historical results of the Tyler and El Dorado assets, prior to each acquisition date, are referred to as the "Predecessors".

Non-GAAP Disclosures:
EBITDA and distributable cash flow are non-U.S. GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•
Delek Logistics' operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make distributions to Delek Logistics' unitholders;

•	Delek Logistics' ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Delek Logistics believes that the presentation of EBITDA and distributable cash flow provide useful information to investors in assessing its financial condition, its results of operations and cash flow its business is generating. EBITDA and distributable cash flow should not be considered as alternatives to net income, operating income, cash from operations or any other measure of financial performance or liquidity presented in accordance with U.S. GAAP. EBITDA and distributable cash flow have important limitations as analytical tools because they exclude some, but not all items that affect net income and net cash provided by operating activities. Additionally, because EBITDA and distributable cash flow may be defined differently by other partnerships in its industry, Delek Logistics' definitions of EBITDA and distributable cash flow may not be comparable to similarly titled measures of other partnerships, thereby diminishing their utility. Please see the tables below for a reconciliation of EBITDA and distributable cash flow to their most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Three Months Ended December 31,		Year Ended December 31,
($ in thousands)	2014	2013(1)	2014 (1)	2013 (2)
Reconciliation of EBITDA to net income:
Net income	$20,486	$10,338	$71,054	$33,667
Add:
Income tax (benefit) expense	(473)	210	132	757
Depreciation and amortization	3,947	3,772	14,705	13,738
Interest expense, net	2,105	1,807	8,656	4,570
EBITDA	$26,065	$16,127	$94,547	$52,732

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by operating activities	$20,991	$7,360	$85,920	$36,971
Amortization of unfavorable contract liability to revenue	668	667	2,670	2,623
Amortization of debt issuance costs	(316)	(447)	(1,267)	(1,007)
Accretion of asset retirement obligations	35	(55)	(232)	(224)
Deferred taxes	190	(267)	109	(309)
Loss on asset disposals	(9)	(166)	(83)	(166)
Unit-based compensation expense	(78)	(285)	(274)	(464)
Changes in assets and liabilities	2,952	7,303	(1,084)	9,981
Income taxes (benefit) expense	(473)	210	132	757
Interest expense, net	2,105	1,807	8,656	4,570
EBITDA	$26,065	$16,127	$94,547	$52,732

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$26,065	$16,127	$94,547	$52,732
Less: Cash interest, net	1,789	1,360	7,389	3,563
Less: Maintenance and regulatory capital expenditures	3,883	3,086	6,642	12,662
Add: Reimbursement from Delek for capital expenditures	1,578	374	1,578	837
Less: Income tax (benefit) expense	(473)	210	132	757
Add: Non-cash unit-based compensation expense	78	285	274	464
Less: Amortization of deferred revenue	77	50	307	204
Less: Amortization of unfavorable contract liability	668	667	2,670	2,623
Distributable cash flow	$21,777	$11,413	$79,259	$34,224
(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

(2) The information presented includes the results of operations of the Tyler and El Dorado Predecessors. Prior to the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
($ in thousands)	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/2014-2/10/2014	Year Ended December 31, 2014

		El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$71,997	$(943)	$71,054
Add:
Income tax expense	132	—	132
Depreciation and amortization	14,591	114	14,705
Interest expense, net	8,656	—	8,656
EBITDA	$95,376	$(829)	$94,547

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$86,749	$(829)	$85,920
Amortization of unfavorable contract liability to revenue	2,670	—	2,670
Amortization of debt issuance costs	(1,267)	—	(1,267)
Accretion of asset retirement obligations	(238)	6	(232)
Deferred taxes	109	—	109
Loss on asset disposals	(83)	—	(83)
Unit-based compensation expense	(274)	—	(274)
Changes in assets and liabilities	(1,078)	(6)	(1,084)
Income tax expense	132	—	132
Interest expense, net	8,656	—	8,656
EBITDA	$95,376	$(829)	$94,547

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$95,376	$(829)	$94,547
Less: Cash interest, net	7,389	—	7,389
Less: Maintenance and regulatory capital expenditures	6,465	177	6,642
Add: Reimbursement from Delek for capital expenditures	1,578	—	1,578
Less: Income tax expense	132	—	132
Add: Non-cash unit-based compensation expense	274	—	274
Less: Amortization of deferred revenue	307	—	307
Less: Amortization of unfavorable contract liability	2,670	—	2,670
Distributable cash flow	$80,265	$(1,006)	$79,259

(1) The information presented is for the year ended December 31, 2014, disaggregated to present the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1)	Three Months Ended December 31, 2013

($ in thousands)		El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$11,325	$(987)	$10,338
Add:
Income tax expense	210	—	210
Depreciation and amortization	3,362	410	3,772
Interest expense, net	1,807	—	1,807
EBITDA	$16,704	$(577)	$16,127

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$8,907	$(1,547)	$7,360
Amortization of unfavorable contract liability to revenue	667	—	667
Amortization of debt issuance costs	(447)	—	(447)
Accretion of asset retirement obligations	(53)	(2)	(55)
Deferred taxes	(267)	—	(267)
Loss on asset disposals	(166)	—	(166)
Unit-based compensation expense	(285)	—	(285)
Changes in assets and liabilities	6,331	972	7,303
Income tax expense	210	—	210
Interest expense, net	1,807	—	1,807
EBITDA	$16,704	$(577)	$16,127

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$16,704	$(577)	$16,127
Less: Cash interest, net	1,360	—	1,360
Less: Maintenance and regulatory capital expenditures	1,781	1,305	3,086
Add: Reimbursement from Delek for capital expenditures	374	—	374
Less: Income tax expense	210	—	210
Add: Non-cash unit-based compensation expense	285	—	285
Less: Amortization of deferred revenue	50	—	50
Less: Amortization of unfavorable contract liability	667	—	667
Distributable cash flow	$13,295	$(1,882)	$11,413

(1) The information presented is for the three months ended December 31, 2013, disaggregated to present the results of operations of the Partnership and the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Reconciliation of Amounts Reported Under U.S. GAAP
	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Year Ended December 31, 2013

($ in thousands)		Tyler Predecessor	El Dorado Predecessor
Reconciliation of EBITDA to net income:
Net income (loss)	$47,830	$(6,853)	$(7,310)	$33,667
Add:
Income tax expense	757	—	—	757
Depreciation and amortization	10,686	1,750	1,302	13,738
Interest expense, net	4,570	—	—	4,570
EBITDA	$63,843	$(5,103)	$(6,008)	$52,732

Reconciliation of EBITDA to net cash from operating activities:
Net cash provided by (used in) operating activities	$49,447	$(5,056)	$(7,420)	$36,971
Amortization of unfavorable contract liability to revenue	2,623	—	—	2,623
Amortization of debt issuance costs	(1,007)	—	—	(1,007)
Accretion of asset retirement obligations	(161)	(55)	(8)	(224)
Deferred taxes	(309)	—	—	(309)
Loss on asset disposals	(166)	—	—	(166)
Unit-based compensation expense	(464)	—	—	(464)
Changes in assets and liabilities	8,553	8	1,420	9,981
Income tax expense	757	—	—	757
Interest expense, net	4,570	—	—	4,570
EBITDA	$63,843	$(5,103)	$(6,008)	$52,732

Reconciliation of distributable cash flow to EBITDA:
EBITDA	$63,843	$(5,103)	$(6,008)	$52,732
Less: Cash interest, net	3,563	—	—	3,563
Less: Maintenance and regulatory capital expenditures	5,127	4,271	3,264	12,662
Add: Reimbursement from Delek for capital expenditures	837	—	—	837
Less: Income tax expense	757	—	—	757
Add: Non-cash unit-based compensation expense	464	—	—	464
Less: Amortization of deferred revenue	204	—	—	204
Less: Amortization of unfavorable contract liability	2,623	—	—	2,623
Distributable cash flow	$52,870	$(9,374)	$(9,272)	$34,224

(1) The information presented is for the year ended December 31, 2013, disaggregated to present the results of operations of the Partnership and the Tyler and El Dorado Predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Balance Sheets (Unaudited)
	December 31,	December 31,
	2014	2013 (1)

	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,861	$924
Accounts receivable	27,956	28,976
Inventory	10,316	17,512
Deferred tax assets	28	12
Other current assets	768	341
Total current assets	40,929	47,765
Property, plant and equipment:
Property, plant and equipment	293,525	264,072
Less: accumulated depreciation	(52,992)	(39,566)
Property, plant and equipment, net	240,533	224,506
Goodwill	11,654	11,654
Intangible assets, net	11,349	12,374
Other non-current assets	7,374	5,045
Total assets	$311,839	$301,344
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$18,208	$26,045
Accounts payable to related parties	628	1,513
Excise and other taxes payable	5,443	5,700
Accrued expenses and other current liabilities	1,588	4,732
Tank inspection liabilities	2.829	1.719
Pipeline release liabilities	1.899	—
Total current liabilities	30,595	39,709
Non-current liabilities:
Revolving credit facility	251,750	164,800
Asset retirement obligations	3,319	3,087
Deferred tax liabilities	231	324
Other non-current liabilities	5,889	6,222
Total non-current liabilities	261,189	174,433
Equity:
Predecessor division equity	—	25,161
Common unitholders - public; 9,417,189 units issued and outstanding at December 31, 2014 (9,353,240 at December 31, 2013)	194,737	183,839
Common unitholders - Delek; 2,799,258 units issued and outstanding at December 31, 2014 (2,799,258 at December 31, 2013)	(241,112)	(176,680)
Subordinated unitholders - Delek; 11,999,258 units issued and outstanding at December 31, 2014 (11,999,258 at December 31, 2013)	73,515	59,386
General partner - Delek; 494,197 units issued and outstanding at December 31, 2014 (492,893 at December 31, 2013)	(7,085)	(4,504)
Total equity	20,055	87,202
Total liabilities and equity	$311,839	$301,344

(1) Includes the historical balances of the El Dorado Terminal and Tank Assets.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Income (Unaudited)
	Three Months Ended December 31,		Year Ended December 31,

	2014	2013(1)	2014 (1)	2013 (2)

	(In thousands, except unit and per unit data)
Net sales
Affiliate	$30,728	$23,327	$114,583	$78,173
Third Party	142,619	199,770	726,670	829,255
Net sales	$173,347	$223,097	$841,253	$907,428
Operating costs and expenses:
Cost of goods sold	134,305	197,316	697,221	811,364
Operating expenses	9,710	7,658	38,786	35,640
General and administrative expenses	3,258	1,830	10,616	7,526
Depreciation and amortization	3,947	3,772	14,705	13,738
Loss on asset disposals	9	166	83	166
Total operating costs and expenses	151,229	210,742	761,411	868,434
Operating income	22,118	12,355	79,842	38,994
Interest expense, net	2,105	1,807	8,656	4,570
Income (loss) before income tax expense (benefit)	20,013	10,548	71,186	34,424
Income tax (benefit) expense	(473)	210	132	757
Net income	$20,486	$10,338	$71,054	$33,667
Less: (loss) income attributable to Predecessors	—	(987)	(943)	(14,163)
Net income attributable to partners	20,486	11,325	71,997	47,830
Comprehensive income attributable to partners	$20,486	$11,325	$71,997	$47,830

Less: General partner's interest in net income, including incentive distribution rights	(855)	(227)	(2,366)	(957)
Limited partners' interest in net income	$19,631	$11,098	$69,631	$46,873

Net income per limited partner unit:
Common units - (basic)	$0.81	$0.46	$2.88	$1.95
Common units - (diluted)	$0.80	$0.46	$2.85	$1.93
Subordinated units - Delek (basic and diluted)	$0.81	$0.46	$2.88	$1.95

Weighted average limited partner units outstanding:
Common units - basic	12,189,570	12,057,310	12,171,548	12,025,249
Common units - diluted	12,328,880	12,193,630	12,302,629	12,148,774
Subordinated units - Delek (basic and diluted)	11,999,258	11,999,258	11,999,258	11,999,258

Cash distribution per limited partner unit	$0.510	$0.415	$1.900	$1.600

(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

(2) Adjusted to include the historical results of the El Dorado Terminal and Tank Assets.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/2014-2/10/2014	Year Ended December 31, 2014

		El Dorado Predecessor
	(In thousands)
Net Sales	$841,253	$—	$841,253
Operating costs and expenses:
Cost of goods sold	697,221	—	697,221
Operating expenses	38,003	783	38,786
General and administrative expenses	10,570	46	10,616
Depreciation and amortization	14,591	114	14,705
Loss on asset disposals	83	—	83
Total operating costs and expenses	760,468	943	761,411
Operating income (loss)	80,785	(943)	79,842
Interest expense, net	8,656	—	8,656
Income (loss) before taxes	72,129	(943)	71,186
Income tax expense	132	—	132
Net income (loss)	$71,997	$(943)	$71,054
Less: Loss attributable to Predecessors	—	(943)	(943)
Net income attributable to partners	$71,997	$—	$71,997

(1) The information presented is a summary of our results of operations for the year ended December 31, 2014, disaggregated to present the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1)	Three Months Ended December 31, 2013

		El Dorado Predecessor
	(In thousands)
Net Sales	$223,097	$—	$223,097
Operating costs and expenses:
Cost of goods sold	197,316	—	197,316
Operating expenses	7,227	431	7,658
General and administrative expenses	1,684	146	1,830
Depreciation and amortization	3,362	410	3,772
Loss on asset disposals	166	—	166
Total operating costs and expenses	209,755	987	210,742
Operating income (loss)	13,342	(987)	12,355
Interest expense, net	1,807	—	1,807
Income (loss) before taxes	11,535	(987)	10,548
Income tax expense	210	—	210
Net income (loss)	$11,325	$(987)	$10,338
Less: Loss attributable to Predecessors	—	(987)	(987)
Net income attributable to partners	$11,325	$—	$11,325

(1) The information presented is a summary of our results of operations for the three months ended December 31, 2013, disaggregated to present the results of operations of the El Dorado Predecessor. Prior to the completion of the El Dorado acquisition on February 10, 2014, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Consolidated Statements of Income (Unaudited)
Reconciliation of Partnership to Predecessor

	Delek Logistics Partners, LP	Tyler Terminal and Tank Assets (1)	El Dorado Terminal and Tank Assets (1)	Year Ended December 31, 2013

		Tyler Predecessor	El Dorado Predecessor
	(In thousands)
Net Sales	$907,428	$—	$—	$907,428
Operating costs and expenses:
Cost of goods sold	811,364	—	—	811,364
Operating expenses	25,801	4,501	5,338	35,640
General and administrative expenses	6,254	602	670	7,526
Depreciation and amortization	10,686	1,750	1,302	13,738
Loss on asset disposals	166	—	—	166
Total operating costs and expenses	854,271	6,853	7,310	868,434
Operating income (loss)	53,157	(6,853)	(7,310)	38,994
Interest expense, net	4,570	—	—	4,570
Income (loss) before taxes	48,587	(6,853)	(7,310)	34,424
Income tax expense	757	—	—	757
Net income (loss)	$47,830	$(6,853)	$(7,310)	$33,667
Less: Loss attributable to Predecessors	—	(6,853)	(7,310)	(14,163)
Net income attributable to partners	$47,830	$—	$—	$47,830

(1) The information presented is a summary of our results of operations for the year ended December 31, 2013, disaggregated to present the results of operations of the Tyler and the El Dorado Predecessors. Prior to the completion of the Tyler acquisition on July 26, 2013 and the El Dorado acquisition on February 10, 2014, the Predecessors did not record revenues for intercompany terminalling and storage services.

Delek Logistics Partners, LP
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Year Ended December 31,
	2014 (1)	2013 (2)

Cash Flow Data
Net cash provided by operating activities	$85,920	$36,971
Net cash used in investing activities	(29,782)	(23,399)
Net cash used in financing activities	(55,201)	(36,100)
Net increase (decrease) in cash and cash equivalents	$937	$(22,528)
(1) Includes the historical cash flows of the El Dorado Terminal and Tank Assets.
(2) Adjusted to include the historical cash flows of the El Dorado Terminal and Tank Assets.

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Three Months Ended December 31, 2014
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$21,360	$9,368	$30,728
Third Party	2,645	139,974	142,619
Net sales	$24,005	$149,342	$173,347
Operating costs and expenses:
Cost of goods sold	1,027	133,278	134,305
Operating expenses	8,880	830	9,710
Segment contribution margin	$14,098	$15,234	29,332
General and administrative expense			3,258
Depreciation and amortization			3,947
Loss on asset disposals			9
Operating income			$22,118
Total Assets	$210,846	$100,993	$311,839

Capital spending
Regulatory and maintenance capital spending	$1,187	$1,758	$2,945
Discretionary capital spending	928	500	1,428
Total capital spending	$2,115	$2,258	$4,373

	Three Months Ended December 31, 2013 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$16,096	$7,231	$23,327
Third Party	1,133	198,637	199,770
Net sales	$17,229	$205,868	$223,097
Operating costs and expenses:
Cost of goods sold	764	196,552	197,316
Operating expenses	4,976	2,682	7,658
Segment contribution margin	$11,489	$6,634	18,123
General and administrative expense			1,830
Depreciation and amortization			3,772
Loss on asset disposals			166
Operating income			$12,355
Total assets	195,984	105,360	$301,344

Capital spending
Regulatory and maintenance capital spending	$482	$1,159	$1,641
Discretionary capital spending	1,170	275	1,445
Total capital spending (2)	$1,652	$1,434	$3,086

(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.
(2) Capital spending includes expenditures of $1.3 million incurred in connection with the assets acquired in the El Dorado acquisitions.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Three Months Ended December 31, 2013
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - El Dorado Storage Tank Assets	Three Months Ended December 31, 2013
Net Sales	$17,229	$—	$17,229
Operating costs and expenses:
Cost of goods sold	764	—	764
Operating expenses	4,710	266	4,976
Segment contribution margin	$11,755	$(266)	$11,489

Total capital spending	$665	$987	$1,652

	Three Months Ended December 31, 2013
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - El Dorado Terminal Assets	Three Months Ended December 31, 2013
Net Sales	$205,868	$—	$205,868
Operating costs and expenses:
Cost of goods sold	196,552	—	196,552
Operating expenses	2,517	165	2,682
Segment contribution margin	$6,799	$(165)	$6,634

Total capital spending	$1,116	$318	$1,434

Delek Logistics Partners, LP
Segment Data (unaudited)
(In thousands)
	Year Ended December 31, 2014 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$80,683	$33,900	$114,583
Third Party	10,665	716,005	726,670
Net sales	$91,348	$749,905	$841,253
Operating costs and expenses:
Cost of goods sold	4,294	692,927	697,221
Operating expenses	31,300	7,486	38,786
Segment contribution margin	$55,754	$49,492	105,246
General and administrative expense			10,616
Depreciation and amortization			14,705
Loss on disposal of assets			83
Operating income			$79,842

Capital spending
Regulatory and maintenance capital spending	$2,521	$2,497	$5,018
Discretionary capital spending	1,247	867	2,114
Total capital spending (2)	$3,768	$3,364	$7,132

(1) The information presented includes the results of operations of the El Dorado Predecessor. Prior to the El Dorado acquisition, the El Dorado Predecessor did not record revenues for intercompany terminalling and storage services.
(2) Capital spending includes expenditures of $0.2 million incurred in connection with the assets acquired in the El Dorado acquisition.

	Year Ended December 31, 2013 (1)
	Pipelines & Transportation	Wholesale Marketing & Terminalling	Consolidated
Affiliate	$51,878	$26,295	$78,173
Third Party	8,359	820,896	829,255
Net sales	$60,237	$847,191	$907,428
Operating costs and expenses:
Cost of goods sold	764	810,600	811,364
Operating expenses	27,465	8,175	35,640
Segment contribution margin	$32,008	$28,416	60,424
General and administrative expense			7,526
Depreciation and amortization			13,738
Loss on disposal of assets			166
Operating income			$38,994

Capital spending
Regulatory and maintenance capital spending	$6,207	$2,695	$8,902
Discretionary capital spending	3,414	346	3,760
Total capital spending (2)	$9,621	$3,041	$12,662

(1)The information presented includes the results of operations of our Predecessors. Prior to the Tyler acquisition and the El Dorado acquisition, our Predecessors did not record revenues for intercompany terminalling and storage services.
(2) Capital spending includes expenditures of $7.5 million incurred in connection with the assets acquired in the Tyler and El Dorado acquisitions.

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Year Ended December 31, 2014
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - El Dorado Storage Tank Assets 1/1/2014 - 2/10/2014	Year Ended December 31, 2014
Net Sales	$91,348	$—	$91,348
Operating costs and expenses:
Cost of goods sold	4,294	—	4,294
Operating expenses	30,619	681	31,300
Segment contribution margin	$56,435	$(681)	$55,754

Total capital spending	$3,555	$213	$3,768

	Year Ended December 31, 2014
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - El Dorado Terminal Assets 1/1/2014 - 2/10/2014	Year Ended December 31, 2014
Net Sales	$749,905	$—	$749,905
Operating costs and expenses:
Cost of goods sold	692,927	—	692,927
Operating expenses	7,384	102	7,486
Segment contribution margin	$49,594	$(102)	$49,492

Total capital spending	$3,400	$(36)	$3,364

Delek Logistics Partners, LP
Segment Data (Unaudited)
(In thousands)
	Year Ended December 31, 2013
	Pipelines & Transportation
	Delek Logistics Partners, LP	Predecessor - Tyler Storage Tank Assets	Predecessor - El Dorado Storage Tank Assets	Year Ended December 31, 2013
Net Sales	$60,237	$—	$—	$60,237
Operating costs and expenses:
Cost of goods sold	764	—	—	764
Operating expenses	19,042	3,861	4,562	27,465
Segment contribution margin	$40,431	$(3,861)	$(4,562)	$32,008

Total capital spending	$2,658	$4,247	$2,716	$9,621

	Year Ended December 31, 2013
	Wholesale Marketing & Terminalling
	Delek Logistics Partners, LP	Predecessor - Tyler Terminal Assets	Predecessor - El Dorado Terminal Assets	Year Ended December 31, 2013
Net Sales	$847,191	$—	$—	$847,191
Operating costs and expenses:
Cost of goods sold	810,600	—	—	810,600
Operating expenses	6,759	640	776	8,175
Segment contribution margin	$29,832	$(640)	$(776)	$28,416

Total capital spending	$2,469	$24	$548	$3,041

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
Throughputs (average bpd)	2014	2013	2014(1)	2013

Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	50,303	44,096	47,906	46,515
Refined products pipelines to Enterprise Systems	56,343	55,637	53,461	49,694
SALA Gathering System	23,949	21,904	22,656	22,152
East Texas Crude Logistics System	10,863	7,410	7,361	19,896

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	62,172	55,279	61,368	58,773
West Texas marketing throughputs (average bpd)	15,441	18,009	16,707	18,156
West Texas marketing margin per barrel	$6.36	$1.24	$4.67	$2.12
Terminalling throughputs (average bpd)	100,396	69,994	96,801	75,438
(1) The information presented excludes the throughput from operations of the El Dorado Predecessor.

Delek Logistics Partners, LP
Segment Data (Unaudited)

	Delek Logistics Partners, LP	El Dorado Terminal and Tank Assets (1) 1/1/14-2/10/2014	Year Ended December 31, 2014
Throughputs (average bpd)		El Dorado Predecessor
Pipelines and Transportation Segment:
Lion Pipeline System:
Crude pipelines (non-gathered)	47,906	—	47,906
Refined products pipelines to Enterprise Systems	53,461	—	53,461
SALA Gathering System	22,656	—	22,656
East Texas Crude Logistics System	7,361	—	7,361

Wholesale Marketing and Terminalling Segment:
East Texas - Tyler Refinery sales volumes (average bpd)	61,368	—	61,368
West Texas marketing throughputs (average bpd)	16,707	—	16,707
West Texas marketing margin per barrel	$4.67	$—	$4.67
Terminalling throughputs (average bpd)	96,801	7,298	96,519
(1) The information presented includes the throughput from operations for the year ended December 31, 2014, disaggregated to present the results of the El Dorado Terminal and Tank Assets through February 10, 2014.

U.S. Investor / Media Relations Contact
Keith Johnson
Vice President of Investor Relations
615-435-1366
or
Chris Hodges
Founder & CEO
Alpha IR Group
312-445-2870